Use these links to rapidly review the document

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. We are not using this preliminary prospectus supplement or the accompanying prospectus to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

 Filed Pursuant to Rule 424(b)(3)
Registration No. 333-188918

         SUBJECT TO COMPLETION, DATED August 8, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 29, 2013)

$

$            % Senior Notes due 20

$            % Senior Notes due 20

        We are offering $        aggregate principal amount of our      % senior notes due 20    (the "20    notes") and $        aggregate principal amount of our    % senior notes due 20    (the "20    notes," and, together with the 20    notes, the "notes"). We will pay interest on the notes on            and            of each year, beginning                    , 20    . We may redeem the notes of each series in whole at any time or in part from time to time at the applicable redemption prices described in "Description of the Notes—Optional Redemption."

        The notes will be our senior unsecured obligations. The notes will rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness and will rank senior in right of payment to any of our existing and future indebtedness that is subordinated to the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement and the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

        Investing in our securities involves risks. See "Information Concerning Forward Looking Statements" on page S-v and the risks described in "Risk Factors" beginning on page S-5 of this prospectus supplement and the "Risk Factors" section of our periodic reports that we file with the Securities and Exchange Commission before investing in any of our securities.

	Offering Price to Public(1)	Underwriting Discounts	Proceeds to Us Before Expenses(1)

Per 20 note	%	%	%

Total	$	$	$

Per 20 note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from                , 2013.

        Currently, there is no public market for the notes. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.

        The underwriters expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about August , 2013.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	J.P. Morgan

The date of this prospectus supplement is August    , 2013.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of notes. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the SEC's shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus before making an investment decision.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

        We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Boston Scientific," the "Company," "we," "us," and "our" refer to Boston Scientific Corporation and our consolidated subsidiaries.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We are not making an offer of the notes in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. These reports, proxy statements and other information also can be read and copied at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

        We are "incorporating by reference" specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until the termination of the offering of all of the securities registered pursuant to the registration statement of which the accompanying prospectus is a part (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 22, 2013, as amended by Amendment No. 1 on Form 10-K/A, filed on February 26, 2013, which we collectively refer to as our 2012 Form 10-K;

  •
  portions of our Proxy Statement on Schedule 14A filed on March 26, 2013, that are incorporated by reference into Part III of our 2012 Form 10-K;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 7, 2013, as amended by Amendment No. 1 on Form 10-Q/A, filed on May 7, 2013, which we collectively refer to as our Q1 2013 Form 10-Q, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed on August 7, 2013, which we refer to as our Q2 2013 Form 10-Q; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 29, 2013, March 6, 2013, April 25, 2013, May 9, 2013, May 29, 2013, June 28, 2013 and July 1, 2013.

        You may also request a copy of these filings (other than certain exhibits), at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760-1537
Attention: Investor Relations
Telephone: (508) 650-8555
email: Investor_Relations@bsci.com

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by

S-iii

reference herein and in the any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

        Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

S-iv

 INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain or incorporate by reference statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "may," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our financial performance; our business and results of operations; our business strategy and related financial returns; our growth initiatives, including our emerging markets strategy and investments; acquisitions and related payments, and the integration and impact of acquired businesses and technologies; finalizing the separation of our Neurovascular business; the timing and impact of our restructuring and plant network optimization initiatives, including expected costs and cost savings; our intention not to pay dividends; our cash flow and use thereof; our outstanding accounts receivable in Europe; our estimates for the U.S. and worldwide Cardiac Rhythm Management, or CRM, markets; our estimates for the worldwide coronary stent market; changes in the market and our market share for our other businesses; procedural volumes and pricing pressures; competitive pressures facing our businesses; our royalty and other expenses; clinical trials, including timing and results; our product portfolio; product development and iterations; new and existing product launches, including their timing and acceptance, and their impact on the market, our market share and our business; competitive product launches; product performance and our ability to gain a competitive advantage; the strength of our technologies and pipeline; regulatory approvals, including their timing; our regulatory and quality compliance; expected research and development efforts and the allocation of research and development expenditures; our sales and marketing strategy; reimbursement practices; the ability of our suppliers and sterilizers to meet our requirements; our ability to meet customer demand; goodwill and other intangible asset impairment analysis and charges; the effect of new accounting pronouncements on our financial results; the impact of healthcare reform legislation, including compliance with the Affordable Care Act; the effect of new and proposed tax laws, including the medical device excise tax; the outcome and timing of transfer pricing and transactional-related matters pending before taxing authorities; our tax position and income tax reserves, and our ability to realize all our deferred tax assets; the outcome and impact of intellectual property, qui tam actions, governmental investigations and proceedings and litigation matters; adequacy of our reserves; the drivers and impact of our investment ratings; anticipated expenses and capital expenditures and our ability to finance them; and our ability to meet the financial covenants contained in our credit facilities, or to renegotiate the terms of or obtain waivers for compliance with those covenants. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements. Except as required by law, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future.

        The forward-looking statements below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are based on certain risks and uncertainties, including the risk factors described in Part I, Item 1A. under the heading "Risk Factors" in our 2012 Form 10-K and Part II, Item 1A. under the heading "Risk Factors" in our Q1 2013 Form 10-Q and our Q2 2013 Form 10-Q and in connection with forward-looking statements throughout our 2012 Form 10-K, our Q1 2013 Form 10-Q and our Q2 2013 Form 10-Q, as well as in any other document we may file with the SEC that is incorporated by reference herein, and the specific risk factors discussed below which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in

S-v

some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements. These additional factors include, among other things, future political, economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation and governmental investigations; financial market conditions; and future business decisions made by us and our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We caution investors to consider carefully these factors.

        The following are some of the important risk factors that could cause our actual results to differ materially from our expectations in any forward-looking statements. For further discussion of these and other risk factors, see Part I, Item 1A. under the heading "Risk Factors" in our 2012 Form 10-K, Part II, Item 1A. under the heading "Risk Factors" in our Q1 2013 Form 10-Q, Part II, Item 1A. under the heading "Risk Factors" in our Q2 2013 Form 10-Q and under the heading "Risk Factors" herein and in any other document we may file with the SEC that is incorporated by reference herein.

Our Businesses

  •
  Our ability to increase CRM net sales, including for both new and replacement units, expand the market and capture market share;

  •
  The volatility of the coronary stent market and our ability to increase our drug-eluting stent systems net sales, including with respect to our SYNERGY™, PROMUS® Element™ and Promus PREMIER™ stent systems, and capture market share;

  •
  The on-going impact on our business, including CRM and coronary stent businesses, of physician alignment to hospitals, governmental investigations and audits of hospitals, and other market and economic conditions on the overall number of procedures performed, including with respect to the drug-eluting coronary stent market the average number of stents used per procedure, and average selling prices;

  •
  Competitive offerings and related declines in average selling prices for our products, particularly our drug-eluting coronary stent systems and our CRM products;

  •
  The performance of, and physician and patient confidence in, our products and technologies, including our coronary drug-eluting stent systems and CRM products, or those of our competitors;

  •
  The impact and outcome of ongoing and future clinical trials, including coronary stent, and CRM clinical trials, and market studies undertaken by us, our competitors or other third parties, or perceived product performance of our competitors' products;

  •
  Variations in clinical results, reliability or product performance of our or our competitor's products;

  •
  Our ability to timely and successfully acquire or develop, launch and supply new or next-generation products and technologies worldwide and across our businesses in line with our commercialization strategies, including our S-ICD® system;

  •
  The effect of consolidation and competition in the markets in which we do business, or plan to do business;

  •
  Disruption in the manufacture or supply of certain components, materials or products, or the failure to timely secure alternative manufacturing or additional or replacement components, materials or products;

S-vi

  •
  Our ability to retain and attract key personnel, including in our cardiology and CRM sales force and other key cardiology and CRM personnel;

  •
  The impact of enhanced requirements to obtain regulatory approval in the United States and around the world, including the associated timing and cost of product approval; and

  •
  The impact of increased pressure on the availability and rate of third-party reimbursement for our products and procedures in the United States and around the world, including with respect to the timing and costs of creating and expanding markets for new products and technologies.

Regulatory Compliance and Litigation

  •
  The impact of healthcare policy changes and legislative or regulatory efforts in the United States and around the world to modify product approval or reimbursement processes, including a trend toward demonstrating clinical outcomes, comparative effectiveness and cost efficiency, as well as the impact of other healthcare reform legislation;

  •
  Risks associated with our regulatory compliance and quality systems and activities in the United States and around the world, including meeting regulatory standards applicable to manufacturing and quality processes;

  •
  Our ability to minimize or avoid future field actions or FDA warning letters relating to our products and processes and the on-going inherent risk of potential physician advisories related to medical devices;

  •
  The impact of increased scrutiny of and heightened global regulatory enforcement facing global businesses, including in the medical device industry, arising from political and regulatory changes, economic pressures or otherwise, including U.S. Anti-Kickback Statute, U.S. False Claims Act (FCA) and similar laws in other jurisdictions; U.S. Foreign Corrupt Practices Act (FCPA) and similar laws in other jurisdictions; and U.S. and foreign export control, trade embargo and customs laws;

  •
  The effect of our litigation and risk management practices, including self-insurance, and compliance activities on our loss contingencies, legal provision and cash flows;

  •
  The impact of, diversion of management attention as a result of, and costs to cooperate with, litigate and/or resolve, governmental investigations and our class action, product liability, contract and other legal proceedings; and

  •
  Risks associated with a failure to protect our intellectual property rights and the outcome of patent litigation.

Innovation and Certain Growth Initiatives

  •
  The timing, size and nature of our strategic growth initiatives and market opportunities, including with respect to our internal research and development platforms and externally available research and development platforms and technologies, and the ultimate cost and success of those initiatives and opportunities;

  •
  Our ability to complete planned clinical trials successfully, obtain regulatory approvals and launch new and next generation products in a timely manner consistent with cost estimates, including the successful completion of in-process projects from purchased research and development;

  •
  Our ability to identify and prioritize our internal research and development project portfolio and our external investment portfolio on profitable revenue growth opportunities as well as to keep

S-vii

    them in line with the estimated timing and costs of such projects and expected revenue levels for the resulting products and technologies;

  •
  Our ability to successfully develop, manufacture and market new products and technologies in a timely manner and the ability of our competitors and other third parties to develop products or technologies that render our products or technologies noncompetitive or obsolete;

  •
  The impact of our failure to succeed at or our decision to discontinue, write-down or reduce the funding of any of our research and development projects, including in-process projects from purchased research and development, in our growth adjacencies or otherwise;

  •
  Dependence on acquisitions, alliances or investments to introduce new products or technologies and to enter new or adjacent growth markets, and our ability to fund them or to fund contingent payments with respect to those acquisitions, alliances and investments; and

  •
  The failure to successfully integrate and realize the expected benefits from the strategic acquisitions, alliances and investments we have consummated or may consummate in the future.

International Markets

  •
  Our dependency on international net sales to achieve growth, including in emerging markets;

  •
  The impact of changes in our international structure and leadership;

  •
  Risks associated with international operations and investments, including political and economic conditions, protection of our intellectual property, compliance with established and developing U.S. and foreign legal and regulatory requirements, including FCPA and similar laws in other jurisdictions and U.S. and foreign export control, trade embargo and customs laws, as well as changes in reimbursement practices and policies;

  •
  Our ability to maintain or expand our worldwide market positions in the various markets in which we compete or seek to compete, including through investments in product diversification and emerging markets such as Brazil, Russia, India and China;

  •
  Our ability to execute and realize anticipated benefits from our investments in emerging markets; and

  •
  The potential effect of foreign currency fluctuations and interest rate fluctuations on our net sales, expenses and resulting margins.

Liquidity

  •
  Our ability to generate sufficient cash flow to fund operations, capital expenditures, global expansion initiatives, litigation settlements, share repurchases and strategic investments and acquisitions as well as maintaining our investment grade ratings and managing our debt levels and covenant compliance;

  •
  Our ability to access the public and private capital markets when desired and to issue debt or equity securities on terms reasonably acceptable to us;

  •
  The unfavorable resolution of open tax matters, exposure to additional tax liabilities and the impact of changes in United States and international tax laws;

  •
  The impact of examinations and assessments by domestic and international taxing authorities on our tax provision, financial condition or results of operations;

  •
  The impact of goodwill and other intangible asset impairment charges, including on our results of operations; and

S-viii

  •
  Our ability to collect outstanding and future receivables and/or sell receivables under our factoring programs.

Cost Reduction and Optimization Initiatives

  •
  Risks associated with significant changes made or expected to be made to our organizational and operational structure, pursuant to our 2011 Restructuring plan as expanded and as a result of our 2010 Restructuring plan and Plant Network Optimization program, as well as any further restructuring or optimization plans we may undertake in the future, and our ability to recognize benefits and cost reductions from such programs; and

  •
  Business disruption and employee distraction as we execute our global compliance program, restructuring and optimization plans and divestitures of assets or businesses and implement our other strategic and cost reduction initiatives.

S-ix

SUMMARY

        The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, including the "Risk Factors" section beginning on page S-5 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information you should consider before purchasing the notes.

 Boston Scientific Corporation

        Boston Scientific Corporation is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. Our mission is to transform lives through innovative medical solutions that improve the health of patients around the world.

        Since our history began in the late 1960s, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals treat a variety of diseases and conditions and improve patients' quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body.

        Our net sales have increased substantially since our formation over thirty years ago. Our growth has been fueled in part by strategic acquisitions designed to improve our ability to take advantage of growth opportunities in the medical device industry. Our strategic acquisitions have helped us to add promising new technologies to our pipeline and to offer one of the broadest product portfolios in the world for use in less-invasive procedures. We believe that the depth and breadth of our product portfolio has also enabled us to compete more effectively in the current healthcare environment of cost containment, managed care, large buying groups, government contracting, hospital consolidation and international expansion and will generally assist us in navigating through the complexities of the global healthcare market, including healthcare reform.

        Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Our telephone number is (508) 650-8000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein.

THE OFFERING

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the notes, please refer to the section entitled "Description of the Notes" in this prospectus supplement and the section entitled "Description of Debt Securities" in the accompanying prospectus.

Issuer	Boston Scientific Corporation
Notes Offered	$ aggregate principal amount of senior notes, consisting of:
• $ aggregate principal amount of % senior notes due 20 ; and
• $ aggregate principal amount of % senior notes due 20 .
Maturity Dates:
20 Notes	August , 20 .
20 Notes	August , 20 .
Interest Payment Dates	and of each year, commencing , 20 .
Use of Proceeds

We intend to use the net proceeds from this offering, together with borrowings under our term loan facility, to redeem all or a portion of our (i) 5.450% notes due June 15, 2014, of which $600 million aggregate principal amount was outstanding as of the date of this prospectus supplement, and (ii) 4.500% notes due January 15, 2015, of which $850 million aggregate principal amount was outstanding as of the date of this prospectus supplement, and to pay related fees, expenses and premiums. Any such redemption would be made in accordance with the terms of the applicable indenture, including provision of the required notice of redemption. Any remaining net proceeds from this offering may be used for general corporate purposes. See "Use of Proceeds."

Optional Redemption	We may redeem the notes prior to maturity at our option, at any time in whole or in part from time to time.

In the case of the 20    notes, the redemption price will be the greater of the principal amount of notes to be redeemed and the redemption price described on page S-10 of this prospectus supplement, plus, accrued and unpaid interest, if any, to, but not including, the redemption date.

In the case of the 20    notes, (i) at any time prior to                , 20    (which is the date that is        months prior to the maturity date of the 20    notes), the redemption price will be the greater of 100% principal amount of notes to be redeemed and the redemption price described on page S-10 of this prospectus supplement, plus accrued and unpaid interest, if any, to, but not including, the redemption date and (ii) at any time on or after                , 20    , (which is the date that is        months prior to the maturity date of the 20    notes), the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus, accrued and unpaid interest, if any, to, but not including, the redemption date.

Repurchase at the Option of Holders Upon Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to repurchase all of the notes then outstanding at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to, but not including, the date of repurchase. See "Description of the Notes—Repurchase at the Option of Holders Upon Change of Control Repurchase Event."

Ranking	The notes:
• are senior unsecured obligations;
• rank equally in right of payment with all of our other existing and future senior unsecured and unsubordinated indebtedness;
• are senior to any existing or future subordinated debt;
• are effectively junior to any existing or future secured indebtedness to the extent of the collateral securing such indebtedness; and
• are effectively junior to any existing and future indebtedness and other liabilities of our subsidiaries.

At June 30, 2013, Boston Scientific had outstanding approximately $4.2 billion of unsecured indebtedness with which the notes would rank equally. In addition, certain of Boston Scientific's subsidiaries had approximately $5 million of outstanding indebtedness at June 30, 2013 that would have been effectively senior to the notes.

Covenants	We will issue the notes under an indenture containing covenants for your benefit. These covenants will restrict our ability, with certain exceptions, to:
• merge or consolidate with another entity or transfer all or substantially all of our property and assets; and
• incur liens.

These covenants are subject to important exceptions and qualifications, as described in the sections titled "Description of Debt Securities—Merger, Consolidation, or Sale of Assets" and "Description of the Notes—Limitation on Liens" elsewhere in this prospectus supplement and in the accompanying prospectus.

Additional Notes

We may, without notice or consent of the holders of any series of notes, create and issue further notes ranking equally and ratably in all respects with the notes of any series, so that such further notes will be consolidated and form a single series with the corresponding series of notes and will have the same terms as to status, redemption or otherwise as the corresponding series of notes.

No Listing

We do not intend to list the notes on any securities exchange or automated dealer quotation system. The notes will be new securities for which there currently is no public market. See "Risk Factors—Risks Relating to the Notes—There is no public market for the notes." in this prospectus supplement.

Trustee	U.S. Bank National Association.
Governing Law	The notes will be, and the indenture pursuant to which we will issue the notes is, governed by the laws of New York State.
Risk Factors

Investing in the notes involves risks. See the section titled "Risk Factors" beginning on page S-5 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

        An investment in the notes involves risks. You should consider carefully the risks described below and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including the risks and uncertainties set forth in Part I, Item 1A. under the heading "Risk Factors" in our 2012 Form 10-K and in Part II, Item 1A. under the heading "Risk Factors" in our Q1 2013 10-Q and Q2 2013 10-Q as well as any other document we may file with the SEC that is incorporated by reference herein, all of which are incorporated by reference in this prospectus supplement. The risks and uncertainties described in this prospectus supplement as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not currently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the notes.

        This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See "Information Concerning Forward-Looking Statements."

Risks Relating to the Notes

The notes are structurally subordinated to the liabilities of our subsidiaries.

        The notes are obligations exclusively of Boston Scientific and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over Boston Scientific's claims (and therefore the claims of Boston Scientific's creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all current and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

The notes will be effectively junior to any secured indebtedness that we may issue in the future.

        The notes are unsecured. As of June 30, 2013, we had no secured debt outstanding. Holders of our secured debt that we may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding to the extent of the collateral securing such secured debt. As a result, the notes will be effectively junior to any secured debt that we may issue in the future.

We may issue additional notes.

        Under the terms of the indenture that governs each series of the notes we may issue, including the notes offered hereby, we may from time to time without notice to, or the consent of, the holders of any series of notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects so that, subject to certain tax considerations, the new notes may be consolidated and form a single series with such notes and have the same terms as to the status, voting rights, redemption or otherwise as such notes.

Redemption may adversely affect your return on the notes.

        The notes are redeemable at our option, and therefore we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event.

        As described under "Description of the Notes—Repurchase at the Option of Holders Upon Change of Control Repurchase Event," we will be required to offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event. There can be no assurance that we will have sufficient funds available at the time of any Change of Control Repurchase Event to be able to consummate a Change of Control Offer for all notes then outstanding at a purchase price for 101% of their principal amount, plus accrued and unpaid interest to the Change of Control Payment Date. In addition, a change of control (as described herein under "Description of the Notes") and certain other change of control events would constitute an event of default under certain of our credit agreements. As a result, we may not be able to make any of the required payments on, or repurchases of, the notes without obtaining the consent of the lenders under certain of our credit agreements or have the ability to arrange financing on acceptable terms.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the notes.

        Neither we nor any of our subsidiaries are restricted under the terms of the notes or the indenture governing the notes from incurring additional indebtedness. The terms of the indenture limit our ability to merge or consolidate with another entity or transfer all or substantially all of our property and assets, and create, grant or incur liens. However, these limitations are subject to numerous exceptions. See "Description of the Notes—Limitation on Liens" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing indebtedness or capital stock, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

        Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

There is no public market for the notes.

        The notes are new issues of securities for which there currently is no trading market. As a result, we can give no assurances that a market will develop for the notes or that you will be able to sell the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, our financial condition and performance, as well as other factors. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes of either series on any securities exchange or automated dealer quotation system.

USE OF PROCEEDS

        We intend to use the net proceeds from this offering, together with borrowings under our term loan facility described below, to redeem all or a portion of our (i) 5.450% notes due June 15, 2014, of which $600 million aggregate principal amount was outstanding as of the date of this prospectus supplement, and (ii) 4.500% notes due January 15, 2015, of which $850 million aggregate principal amount was outstanding as of the date of this prospectus supplement, and to pay related fees, expenses and premiums. Any such redemption would be made in accordance with the terms of the applicable indenture, including provision of the required notice of redemption. Any remaining net proceeds from this offering may be used for general corporate purposes.

        In August 2013, we entered into a new $400 million term loan facility. The term loan borrowings are re-payable over a five year period, with quarterly principal payments of $20 million commencing in the first quarter of 2016 and the remaining principal amount due at the final maturity date in August 2018. The term loan borrowings are unsecured and prepayable at any time without premium or penalty.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges on a consolidated basis for the periods indicated were as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Unaudited)		(Dollars in millions)
Fixed Charges:
Interest expense and amortization of debt issuance costs(a)	$130	$132	$261	$281	$393	$407	$468
Interest portion of rental expense	13	13	27	18	18	20	18

Total fixed charges	$143	$145	$288	$299	$411	$427	$486

Earnings:
Income (loss) before income taxes	$(242)	$(3,495)	$(4,107)	$642	$(1,063)	$(1,308)	$(2,031)
Fixed charges, per above	143	145	288	299	411	427	486

Total earnings (deficit), adjusted	$(99)	$(3,350)	$(3,819)	$941	$(652)	$(881)	$(1,545)

Ratio of earnings to fixed charges(b)	—	—	—	3.15	—	—	—

(a)
The interest expense included in fixed charges above reflects only interest on third party indebtedness and excludes any interest expense accrued on uncertain tax positions, as permitted by Financial Accounting Standards Board Accounting Standards Codification™ Topic 740, Income Taxes.

(b)
Earnings were deficient by $99 million for the six months ended June 30, 2013, $3.350 billion for the six months ended June 30, 2012, $3.819 billion for the year ended December 31, 2012, $652 million for the year ended December 31, 2010, $881 million for the year ended December 31, 2009, and $1.545 billion for the year ended December 31, 2008.

        The ratio of earnings to fixed charges for the six months ended June 30, 2013, is not necessarily indicative of the results that may be expected for the entire year. The data above include certain charges (credits) recorded in conjunction with goodwill and other intangible asset impairments, acquisitions, divestitures, restructuring and restructuring-related activities, and/or litigation. The ratios above should be read in conjunction with our consolidated financial statements, including the notes thereto, included in the 2012 Form 10-K, the Q1 2013 Form 10-Q and the Q2 2013 Form 10-Q, which are incorporated by reference herein.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes offered hereby (referred to in the accompanying prospectus as the "Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus under the caption "Description of Debt Securities," to which description reference is hereby made. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms and other terms made part of the indenture. As used in this description, unless otherwise expressly stated or the context otherwise requires, all references to "Boston Scientific," "we," "us," or "our" mean Boston Scientific Corporation excluding its subsidiaries.

General

        The 20    notes offered hereby will be limited initially to $         million aggregate principal amount and will mature on                    , 20    . The 20    notes offered hereby will be limited initially to $         million aggregate principal amount and will mature on                     , 20    . The notes will not be entitled to a sinking fund. Interest at the applicable annual rate set forth on the cover page of this prospectus supplement will be payable semiannually on            ,        and            ,         commencing                    , 20    to the persons in whose names the notes are registered at the close of business on            or        , as the case may be, preceding such interest payment date. Interest on each series of notes will accrue from                    , 20    or from the most recent interest payment date to which interest has been paid or provided for to, but excluding, the next interest payment date. The notes constitute two separate series of Debt Securities under an indenture dated as of May 29, 2013, between us and U.S. Bank National Association, as trustee, and will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        If any interest payment date, redemption date, or the maturity date falls on a day that is not a business day at any place of payment, then the required payment of principal (or premium, if any) or interest, if any, will be made on the next succeeding business day at such place of payment as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date, redemption date, or maturity date, as the case may be, to the date of payment on the next succeeding business day.

        We may, at any time, without the consent of the holders of either series of notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as any series of notes (except for the payment of interest accruing prior to the issue date of the additional notes or, in some cases, the first interest payment date following the issue date of the additional notes), and, subject to certain tax considerations, any such additional notes, together with the corresponding series of notes offered by this prospectus supplement, will form a single series of notes under the indenture. The notes will contain covenants that will restrict our ability, with certain exceptions, to incur liens and to merge or consolidate with another entity or transfer all or substantially all of our property and assets. See "Limitations on Liens" below and "Description of Debt Securities—Merger, Consolidation, or Sale of Assets" in the accompanying prospectus.

        There is no public trading market for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system.

Ranking

        The notes will be unsecured and will rank on a parity with each other and with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will rank senior to any existing and future unsecured and subordinated debt, effectively junior to our secured debt to the extent of the collateral securing such secured debt and effectively junior to liabilities of our subsidiaries, in each case as may be outstanding from time to time. At June 30, 2013, Boston Scientific had outstanding approximately $4.2 billion of unsecured indebtedness with which the notes would rank equally.

Limitation on Liens

        We will not, and will not permit any of our Subsidiaries (as defined in the indenture) to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the indenture) upon any of our property, assets or revenues, whether now owned or hereafter acquired, except for: (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on our or our Subsidiaries' books, as the case may be, in conformity with accounting principles generally accepted in the United States; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of our business or that of a Subsidiary; (vi) Liens in existence on the date of the first issuance by us of senior debt securities issued pursuant to the indenture; provided that no such lien is spread to cover any additional property after such date and that the amount of Debt (as defined in the indenture) secured thereby is not increased; (vii) Liens securing our and our Subsidiaries' Debt incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Debt and (C) the amount of Debt secured thereby is not increased; (viii) Liens on the property or assets of a corporation that becomes a Subsidiary after the date hereof; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets or such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of Debt secured thereby is not increased; (ix) Liens pursuant to any Receivables Transaction (as defined in the indenture) in an aggregate principal amount not exceeding 20% of our Consolidated Tangible Assets (as defined in the indenture); and (x) Liens (not otherwise permitted hereunder) (A) which secure obligations not exceeding (as to our and our Subsidiaries) the greater of (X) $250.0 million or (Y) 20% of Consolidated Tangible Assets (as defined in the indenture), in each case in an aggregate amount at any time outstanding, or (B) with respect to which we effectively provide that the senior debt securities outstanding under the indenture are secured equally and ratably with (or, at our option prior to) the Debt secured by such Liens.

Optional Redemption

        At any time prior to                    ,         in the case of the 20    notes, or at any time in the case of the 20    notes, we may redeem the notes of each series, in whole or in part, at our option, on at least 15 days, but no more than 60 days prior written notice mailed to the registered holders of the notes to be redeemed, at any time at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed, or

  •
  as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus      basis points for the 20    notes and at the Adjusted Treasury Rate (as defined below) plus      basis points for the 20    notes,

plus, in each case, accrued and unpaid interest on the notes to, but not including, the redemption date.

        At any time on or after            ,        in the case of the 20    notes (which is the date that is months prior to the maturity date of the 20     notes) the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by the trustee after consultation with us.

        "Reference Treasury Dealer" means (i) Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors; provided, however, that, if any of the foregoing shall cease to be a primary United States Government securities dealer in the United States (a "Primary Treasury Dealer"), we shall substitute therefore another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers selected by the trustee after consultation with us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        If we redeem only some of the notes, the Trustee shall determine by lot the notes to be redeemed or, in the case of notes held in global form, pursuant to applicable Depositary procedures. Notice by the Depositary to these participants and by participants to "street name" holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Repurchase at the Option of Holders Upon Change of Control Repurchase Event

        If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the notes as described under "—Optional Redemption" above, each holder of the notes will have the right to require us to purchase all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such holder's notes pursuant to the offer described below (a "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (the "Change of Control Payment"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        We will be required to send a notice to each holder of the notes by first class mail, with a copy to the trustee, within 30 days following the date upon which any Change of Control Repurchase Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Repurchase Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is mailed, other than as may be required by law (a "Change of Control Payment Date"). If the notice is mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all properly tendered notes or portions of notes not validly withdrawn;

  •
  deposit with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

  •
  deliver or cause to be delivered to the trustee the repurchased notes, accompanied by an officers' certificate stating, among other things, the aggregate principal amount of repurchased notes.

        We will not be required to make a Change of Control Offer with respect to a series of notes upon the occurrence of a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all notes of that series properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes of the applicable series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes of that series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

        For purposes of the foregoing discussion, the following definitions apply:

        "Capital Stock" means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

        "Change of Control" means the occurrence of any of the following:

  •
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

  •
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

  •
  the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Rating Event.

        "Fitch" means Fitch, Inc. and its successors.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); provided however that the Company shall not be required to maintain a rating by more than two Rating Agencies at any time and if only two Rating Agencies provide a rating with respect to any series of notes, then "Investment Grade" shall mean the applicable rating described above of such two Rating Agencies.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agencies" means each of Moody's, S&P and Fitch, or if any of Moody's, S&P or Fitch ceases to rate the notes of any series or fails to make a rating of the notes of any series publicly available, any "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that is selected by us as a replacement agency for Moody's, S&P or Fitch, or each of them, as the case may be; provided however that the Company shall not be required to maintain a rating by more than two Rating Agencies at any time.

        "Rating Event" means, with respect to any series of notes, the rating of such series of notes shall be decreased by each of the Rating Agencies independently by one or more gradations during the Rating Period (as defined below). If the rating of the notes of any series by each of the Rating Agencies is Investment Grade, then "Rating Event" will mean the rating of the notes of such series shall be decreased by one or more gradations by each Rating Agency so that the rating of the notes of such series by each of the Rating Agencies falls below Investment Grade, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (the "Rating Period") (which 30-day period shall be extended by no more than 60 days from the date of the occurrence of the Change of Control if the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies and each other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the notes). A Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of "Change of Control Repurchase Event") if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee under the indenture in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Voting Stock" means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund

        The notes will not be entitled to the benefit of a sinking fund.

Defeasance

        The notes are subject to our defeasance option. See "Description of Debt Securities—Defeasance" in the accompanying prospectus.

Book-Entry Procedures

        The notes of each series will be issued in the form of one or more fully registered global securities, or Global Securities, which will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary's nominee. Except as set forth below, the Global Securities may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

        The Depositary has advised us and the underwriters as follows: The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations, or Participants, and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including certain of the underwriters), banks (including the trustee) and trust companies, clearing corporations and certain other organizations and include Euroclear (as defined in the indenture) and Clearstream (as defined in the indenture). Access to the Depositary's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or indirect participants.

        Pursuant to procedures established by the Depositary, (i) upon issuance of the notes by us, the Depositary will credit the accounts of Participants designated by the underwriters with the principal amounts of the notes purchased by the underwriters, and (ii) ownership of beneficial interests in the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to the Participants' interests), the Participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Securities is limited to such extent.

        So long as a nominee of the Depositary is the registered owner of the Global Securities, such nominee for all purposes will be considered the sole owner or holder of the corresponding notes under the indenture. Except as provided below, owners of beneficial interests in the Global Securities will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the indenture.

        The trustee, any Paying Agent and the Security Registrar will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Principal and interest payments on the notes registered in the name of the Depositary's nominee will be made by the trustee to the Depositary's nominee as the registered owner of the Global Securities. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes are registered as the owners of such notes for the purpose of receiving payment of principal and interest on the notes and for all other purposes whatsoever. Therefore, neither we, the trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the Global Securities. The Depositary has advised the trustee and us that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Securities as shown on the records of the Depositary. Payments by Participants and indirect participants to owners of beneficial interests in the Global Securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the Participants or indirect participants.

        Investors may hold interests in the notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of the Depositary. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through the Depositary, in accordance with the Depositary's rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through the Depositary and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries.

        If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the Global Securities. In addition, we may at any time request that the notes no longer be represented by Global Securities. In such event, the Depositary will notify the Participants of our request, but definitive securities will only be issued if so requested by the Participants. In either instance, an owner of a beneficial interest in the Global Securities will be entitled to have notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such notes in definitive form. Notes so issued in the definitive form will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following summary discusses the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (including proposed Treasury regulations) promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect in a manner that could adversely affect the holder of the notes. This discussion is applicable only to holders who purchase the notes in the initial offering at their original issue price and deals only with notes held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and not held as part of a straddle, a hedge, a conversion transaction or other integrated investment. This discussion is intended for general information only, and does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances, or to certain types of holders subject to special tax treatment under the Code (such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, partnerships and other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, "controlled foreign corporations," "passive foreign investment companies," traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers in securities or currencies, or "U.S. Holders" (as defined below) whose functional currency is not the U.S. dollar). Moreover, this discussion does not describe any state, local or non-U.S. tax consequences, or any alternative minimum tax consequences or any aspect of U.S. federal tax law other than income taxation. Prospective investors should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

        As used herein, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for such purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if (A) a court within the United States is able to exercise primary supervision over the trust's administration and one or more "United States persons" (as defined under the Code) have the authority to control all of its substantial decisions or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A "Non-U.S. Holder" is a beneficial owner of a note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of partners in the partnership generally will depend on the activities of the partnership and the status of the partner. Prospective investors that are partners in partnerships (or entities treated as partnerships for U.S. federal income tax purposes) should consult their own tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of the notes.

U.S. Federal Income Taxation of U.S. Holders

        Interest.    A U.S. Holder must include in gross income, as ordinary interest income, the stated interest on the notes at the time such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        Sale, Retirement, Redemption or Other Taxable Disposition.    Upon the sale, retirement, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of the cash plus the fair market value of any property received on the sale, retirement, redemption or other taxable disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be treated in the manner described above under "—Interest" to the extent not previously included in gross income) and (ii) the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the amount paid for the note. Gain or loss recognized on the sale, retirement, redemption or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, retirement, redemption or other taxable disposition, the note has been held for more than one year. Certain noncorporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The deductibility of capital losses by U.S. Holders is subject to limitations under the Code.

        3.8% Medicare Tax on "Net Investment Income".    Certain U.S. Holders, including individuals, estates and trusts will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over certain specified amounts. "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

U.S. Federal Income Taxation of Non-U.S. Holders

        Interest.    Payments of interest on a note to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that (i) the interest is not effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business; (ii) the Non-U.S. Holder does not own, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (iii) the Non-U.S. Holder is not, for U.S. federal income tax purposes, a "controlled foreign corporation" related to us, directly, indirectly or constructively, through stock ownership; (iv) the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and (v) certain certification requirements (as described below) are met.

        Under the Code and the Treasury regulations thereunder, in order to obtain the exemption from U.S. federal withholding tax discussed above, either (i) a Non-U.S. Holder must provide its name and address, and certify, under penalties of perjury, that the Non-U.S. Holder is not a United States person, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that holds the notes on behalf of the Non-U.S. Holder must certify, under penalties of perjury, that such certificate has been received from such Non-U.S. Holder by it or by a Financial Institution between it and such Non-U.S. Holder and, if required, must furnish the payor with a copy thereof. Generally, the foregoing certification requirement can be met if a Non-U.S. Holder delivers a properly executed Internal Revenue Service ("IRS") Form W-8BEN to the payor.

        Payments of interest on a note that do not satisfy all of the foregoing requirements generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). A Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to interest on a note if such interest is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States). Under certain circumstances, effectively connected interest income received by a corporate Non-U.S. Holder may be subject to an additional "branch profits tax" at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met). Such effectively connected interest income generally will be exempt from U.S. federal withholding tax if a Non-U.S. Holder delivers a properly executed IRS Form W-8ECI to the payor.

        Sale, Retirement, Redemption or Other Taxable Disposition.    A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, retirement, redemption or other taxable disposition of the notes, unless (i) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% with respect to such gain (which tax may be offset by certain U.S. source capital losses), or (ii) the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to such gain and a corporate Non-U.S. Holder may also be subject to the "branch profits tax" described above.

Information Reporting and Backup Withholding

        U.S. Holders.    Generally, information reporting will apply to payments of interest on the notes to a U.S. Holder and to the proceeds of sale or other disposition of the notes (including a redemption or retirement), unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding may apply to such payments (currently at a rate of 28%) if a U.S. Holder fails to provide a correct taxpayer identification number or a certification of exempt status or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

        Non-U.S. Holders.    Generally, payments of interest on the notes to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax (currently at a rate of 28%) may apply to payments of interest on the notes to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person.

        Payments of the proceeds of the sale or other disposition of the notes (including a retirement or redemption) to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary or (ii) the payee otherwise establishes an exemption. Payments of the proceeds of a sale or other disposition of the notes (including a redemption or retirement) to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

        Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder's U.S. federal income tax liability (if any), provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

        Foreign Account Tax Compliance.    Non-U.S. Holders should be aware that United States tax legislation ("FATCA") enacted in 2010 provides that a 30% withholding tax will be imposed on certain payments (which could include interest in respect of notes and gross proceeds from their sale, exchange or other disposition) made to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity.

        In January 2013, the IRS released FATCA regulations, as modified by subsequent guidance, generally exempting from FATCA withholding (i) all payments with respect to debt instruments issued prior to July 1, 2014 and (ii) all payments of gross proceeds from the sale, exchange or other disposition of debt instruments occurring before January 1, 2017. Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into (and may enter into more) intergovernmental agreements ("IGAs") with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules. Non-U.S. Holders should consult their own tax advisors regarding the potential application and impact of these requirements based on their particular circumstances.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement and the related terms agreement between us and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters named below has severally agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriters	Aggregate Principal Amount of 20 notes	Aggregate Principal Amount of 20 notes
Barclays Capital Inc.	$	$
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Total	$	$

        The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters have advised us that they propose to offer the notes to the public at the public offering price on the cover page of this prospectus, and may offer the notes to dealers at that price less a concession not in excess of        % of the principal amount of the 20      notes and        % of the principal amount of the 20      notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of        % of the principal amount of the 20       notes and        % of the principal amount of the 20      notes to other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

        The expenses of the offering, not including the underwriting discounts, are estimated to be $            and are payable by us.

New Issues of Notes

        The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of any series of notes on any national securities exchange or for quotation of such notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for any series of notes or that an active public market for such notes will develop. If an active public trading market for such notes does not develop, the market price and liquidity of such notes may be adversely affected.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the prices of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, affiliates of the underwriters, including Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, are lenders under our credit facility and our term loan facility. Certain of the underwriters may hold our outstanding debt securities, and to the extent such debt securities are repurchased, redeemed or repaid with the proceeds of this offering, such underwriters would receive a portion of the proceeds of this offering in respect of such securities.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        The notes are offered for sale in the United States and certain jurisdictions outside the United States where such offer and sale is permitted.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that

Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of notes shall require Boston Scientific to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented to us and agreed with us that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA, received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        The validity of the notes and certain legal matters in connection with the notes will be passed upon for us by Shearman & Sterling LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of Boston Scientific Corporation as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 appearing in Boston Scientific Corporation's Current Report on Form 8-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein and incorporated herein by reference, and the effectiveness of Boston Scientific Corporation's internal control over financial reporting as of December 31, 2012 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Boston Scientific Corporation's Current Report on Form 8-K and incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

BOSTON SCIENTIFIC CORPORATION

Senior Debt Securities
Subordinated Debt Securities

        The securities covered by this prospectus may be sold from time to time by Boston Scientific Corporation in one or more offerings.

        When we offer securities we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, before you decide to invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our common stock is traded on the New York Stock Exchange under the symbol "BSX".

        Investing in our securities involves risks. See "Forward Looking Statements" on page 3 and the risks described in the "Risk Factors" on page 7 of this prospectus, the "Risk Factors" section of our periodic reports that we file with the Securities and Exchange Commission and any applicable prospectus supplement before investing in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        We may offer and sell securities to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is May 29, 2013.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, which may be in the form of a term sheet, or other offering material that will contain specific information about the terms of that offering and the specific terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before making an investment decision.

        The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the securities. For more detail about the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to and offer additional securities, including securities to be offered and sold by selling security holders, by filing a prospectus supplement with the SEC at the time of the offering.

        We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus or in any prospectus supplement and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or any accompanying prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Boston Scientific," the "Company," "we," "us," and "our" refer to Boston Scientific Corporation and our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. These reports, proxy statements and other information also can be read and copied at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement.

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. We are "incorporating by reference" into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all of the securities covered by a particular prospectus supplement has been completed.

        We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 22, 2013, as amended by Amendment No. 1 on Form 10-K/A, filed on February 26, 2013, which we collectively refer to as our 2012 Form 10-K;

  •
  portions of our Proxy Statement on Schedule 14A filed on March 26, 2013, that are incorporated by reference into Part III of our 2012 Form 10-K;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 7, 2013, as amended by Amendment No. 1 on Form 10-Q/A, filed on May 7, 2013, which we collectively refer to as our Q1 2013 Form 10-Q; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 29, 2013, March 6, 2013, April 25, 2013, May 9, 2013 and May 29, 2013.

        You may also request a copy of these filings (other than certain exhibits), at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760-1537
Attention: Investor Relations MS-C2
Telephone: (508) 650-8555
email: Investor_Relations@bsci.com

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

        Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein contain or incorporate by reference statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "may," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward looking statements include, among other things, statements regarding our financial performance; our business and results of operations; our business strategy and related financial returns; our growth initiatives, including our emerging markets strategy and investments; acquisitions and related payments, and the integration and impact of acquired businesses and technologies; finalizing the separation of our Neurovascular business; the timing and impact of our restructuring and plant network optimization initiatives, including expected costs and cost savings; our intention not to pay dividends; our cash flow and use thereof; our outstanding accounts receivable in Europe; our estimates for the Cardiac Rhythm Management, or CRM, market; our estimates for the worldwide coronary stent market; changes in the market and our market share for our other businesses; procedural volumes and pricing pressures; competitive pressures facing our businesses; our royalty and other expenses; clinical trials, including timing and results; our product portfolio; product development and iterations; new and existing product launches, including their timing and acceptance, and their impact on the market, our market share and our business; competitive product launches; product performance and our ability to gain a competitive advantage; the strength of our technologies and pipeline; regulatory approvals, including their timing; our regulatory and quality compliance; expected research and development efforts and the allocation of research and development expenditures; our sales and marketing strategy; reimbursement practices; the ability of our suppliers and sterilizers to meet our requirements; our ability to meet customer demand; goodwill and other intangible asset impairment analysis and charges; the effect of new accounting pronouncements on our financial results; the impact of healthcare reform legislation, including compliance with the Affordable Care Act; the effect of new and proposed tax laws, including the medical device excise tax; the outcome and timing of matters before taxing authorities; our tax position and income tax reserves, and our ability to realize all our deferred tax assets; the outcome and impact of intellectual property, qui tam actions, governmental investigations and proceedings and litigation matters; adequacy of our reserves; the drivers and impact of our investment ratings; anticipated expenses and capital expenditures and our ability to finance them; and our ability to meet the financial covenants required by our credit facilities, or to renegotiate the terms of or obtain waivers for compliance with those covenants. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements. Except as required by law, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future.

        The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are based on certain risks and uncertainties, including the risk factors described in Part I, Item 1A. under the heading "Risk Factors" in our 2012 Form 10-K and Part II, Item 1A. under the heading "Risk Factors" in our Q1 2013 Form 10-Q and in connection with forward-looking statements throughout our 2012 Form 10-K and our Q1 2013 Form 10-Q, as well as in any other document we may file with the SEC that is incorporated by reference herein, and the specific risk factors discussed below and in any accompanying prospectus supplement which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements. These additional factors include, among other things, future political, economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation and governmental investigations; financial market conditions; and future business decisions made by us and our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We caution investors to consider carefully these factors.

        The following are some of the important risk factors that could cause our actual results to differ materially from our expectations in any forward-looking statements. For further discussion of these and other risk factors, see Part I, Item 1A. under the heading "Risk Factors" in our 2012 Form 10-K, Part II, Item 1A. under the heading "Risk Factors" in our Q1 2013 Form 10-Q and under the heading "Risk Factors" herein, in any other document we may file with the SEC that is incorporated by reference herein, and in any accompanying prospectus supplement.

Our Businesses

  •
  Our ability to increase CRM net sales, including for both new and replacement units, expand the market and capture market share;

  •
  The volatility of the coronary stent market and our ability to increase our drug-eluting stent systems net sales, including with respect to our SYNERGY™, PROMUS® Element™ and Promus PREMIER™ stent systems, and capture market share;

  •
  The on-going impact on our business, including CRM and coronary stent businesses, of physician alignment to hospitals, governmental investigations and audits of hospitals, and other market and economic conditions on the overall number of procedures performed, including with respect to the drug-eluting coronary stent market the average number of stents used per procedure, and average selling prices;

  •
  Competitive offerings and related declines in average selling prices for our products, particularly our drug-eluting coronary stent systems and our CRM products;

  •
  The performance of, and physician and patient confidence in, our products and technologies, including our coronary drug-eluting stent systems and CRM products, or those of our competitors;

  •
  The impact and outcome of ongoing and future clinical trials, including coronary stent, and CRM clinical trials, and market studies undertaken by us, our competitors or other third parties, or perceived product performance of our competitor's products;

  •
  Variations in clinical results, reliability or product performance of our or our competitor's products;

  •
  Our ability to timely and successfully acquire or develop, launch and supply new or next-generation products and technologies worldwide and across our businesses in line with our commercialization strategies, including our S-ICD® system;

  •
  The effect of consolidation and competition in the markets in which we do business, or plan to do business;

  •
  Disruption in the manufacture or supply of certain components, materials or products, or the failure to timely secure alternative manufacturing or additional or replacement components, materials or products;

  •
  Our ability to retain and attract key personnel, including in our cardiology and CRM sales force and other key cardiology and CRM personnel;

  •
  The impact of enhanced requirements to obtain regulatory approval in the United States and around the world, including the associated timing and cost of product approval; and

  •
  The impact of increased pressure on the availability and rate of third-party reimbursement for our products and procedures in the United States and around the world, including with respect to the timing and costs of creating and expanding markets for new products and technologies.

Regulatory Compliance and Litigation

  •
  The impact of healthcare policy changes and legislative or regulatory efforts in the United States and around the world to modify product approval or reimbursement processes, including a trend toward demonstrating clinical outcomes, comparative effectiveness and cost efficiency, as well as the impact of other healthcare reform legislation;

  •
  Risks associated with our regulatory compliance and quality systems and activities in the United States and around the world, including meeting regulatory standards applicable to manufacturing and quality processes;

  •
  Our ability to minimize or avoid future field actions or FDA warning letters relating to our products and processes and the on-going inherent risk of potential physician advisories related to medical devices;

  •
  The impact of increased scrutiny of and heightened global regulatory enforcement facing the medical device industry arising from political and regulatory changes as well as economic pressures;

  •
  The effect of our litigation and risk management practices, including self-insurance, and compliance activities on our loss contingencies, legal provision and cash flows;

  •
  The impact of, diversion of management attention as a result of, and costs to cooperate with, litigate and/or resolve, governmental investigations and our class action, product liability, contract and other legal proceedings; and

  •
  Risks associated with a failure to protect our intellectual property rights and the outcome of patent litigation.

Innovation and Certain Growth Initiatives

  •
  The timing, size and nature of our strategic growth initiatives and market opportunities, including with respect to our internal research and development platforms and externally available research and development platforms and technologies, and the ultimate cost and success of those initiatives and opportunities;

  •
  Our ability to complete planned clinical trials successfully, obtain regulatory approvals and launch new and next generation products in a timely manner consistent with cost estimates, including the successful completion of in-process projects from purchased research and development;

  •
  Our ability to identify and prioritize our internal research and development project portfolio and our external investment portfolio on profitable revenue growth opportunities as well as to keep them in line with the estimated timing and costs of such projects and expected revenue levels for the resulting products and technologies;

  •
  Our ability to successfully develop, manufacture and market new products and technologies in a timely manner and the ability of our competitors and other third parties to develop products or technologies that render our products or technologies noncompetitive or obsolete;

  •
  The impact of our failure to succeed at or our decision to discontinue, write-down or reduce the funding of any of our research and development projects, including in-process projects from purchased research and development, in our growth adjacencies or otherwise;

  •
  Dependence on acquisitions, alliances or investments to introduce new products or technologies and to enter new or adjacent growth markets, and our ability to fund them or to fund contingent payments with respect to those acquisitions, alliances and investments; and

  •
  The failure to successfully integrate and realize the expected benefits from the strategic acquisitions, alliances and investments we have consummated or may consummate in the future.

International Markets

  •
  Our dependency on international net sales to achieve growth, including in emerging markets;

  •
  The impact of changes in our international structure and leadership;

  •
  Risks associated with international operations and investments, including political and economic conditions, protection of our intellectual property, compliance with established and developing local legal and regulatory requirements as well as changes in reimbursement practices and policies;

  •
  Our ability to maintain or expand our worldwide market positions in the various markets in which we compete or seek to compete, including through investments in product diversification and emerging markets such as Brazil, Russia, India and China;

  •
  Our ability to execute and realize anticipated benefits from our investments in emerging markets; and

  •
  The potential effect of foreign currency fluctuations and interest rate fluctuations on our net sales, expenses and resulting margins.

Liquidity

  •
  Our ability to generate sufficient cash flow to fund operations, capital expenditures, global expansion initiatives, litigation settlements, share repurchases and strategic investments and acquisitions as well as maintaining our investment grade ratings and managing our debt levels and covenant compliance;

  •
  Our ability to access the public and private capital markets when desired and to issue debt or equity securities on terms reasonably acceptable to us;

  •
  The unfavorable resolution of open tax matters, exposure to additional tax liabilities and the impact of changes in United States and international tax laws;

  •
  The impact of examinations and assessments by domestic and international taxing authorities on our tax provision, financial condition or results of operations;

  •
  The impact of goodwill and other intangible asset impairment charges, including on our results of operations; and

  •
  Our ability to collect outstanding and future receivables and/or sell receivables under our factoring programs.

Cost Reduction and Optimization Initiatives

  •
  Risks associated with significant changes made or expected to be made to our organizational and operational structure, pursuant to our 2011 Restructuring plan as expanded and as a result of our 2010 Restructuring plan and Plant Network Optimization program, and our ability to recognize benefits and cost reductions from such programs; and

  •
  Business disruption and employee distraction as we execute our global compliance program, restructuring plans and divestitures of assets or businesses and implement strategic and restructuring initiatives.

 RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in Part I, Item 1A. under the heading "Risk Factors" included in our 2012 Form 10-K, and in Part II, Item 1A. under the heading "Risk Factors" included in our Quarterly Reports filed on Form 10-Q thereafter, which documents are incorporated by reference in this prospectus. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein.

        The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

BOSTON SCIENTIFIC CORPORATION

Our Company

        Boston Scientific Corporation is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. Our mission is to transform lives through innovative medical solutions that improve the health of patients around the world.

        Since our history began in the late 1960s, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals treat a variety of diseases and conditions and improve patients' quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body.

        Our net sales have increased substantially since our formation over thirty years ago. Our growth has been fueled in part by strategic acquisitions designed to improve our ability to take advantage of growth opportunities in the medical device industry. Our strategic acquisitions have helped us to add promising new technologies to our pipeline and to offer one of the broadest product portfolios in the world for use in less-invasive procedures. We believe that the depth and breadth of our product portfolio has also enabled us to compete more effectively in the current healthcare environment of cost containment, managed care, large buying groups, government contracting, hospital consolidation, and international expansion and will generally assist us in navigating through the complexities of the global healthcare market, including healthcare reform.

        Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Our telephone number is (508) 650-8000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus or any accompanying prospectus supplement or any document incorporated by reference herein or therein.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes, which may include, without limitation, repurchases or redemptions of our outstanding debt securities or other reductions of our outstanding borrowings, repurchases of our outstanding equity securities, working capital, business acquisitions, investments or other strategic alliances, payment of contingent consideration, investments in or loans to subsidiaries, capital expenditures or for such other purposes as may be specified in the applicable prospectus supplement relating to such offering.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges on a consolidated basis for the periods indicated were as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Dollars in millions)
	(Unaudited)
Fixed Charges:
Interest expense and amortization of debt issuance costs(a)	$65	$69	$261	$281	$393	$407	$468
Interest portion of rental expense	6	7	27	18	18	20	18

Total fixed charges	$71	$76	$288	$299	$411	$427	$486

Earnings:
Income (loss) before income taxes	$(394)	$123	$(4,107)	$642	$(1,063)	$(1,308)	$(2,031)
Fixed charges, per above	71	76	288	299	411	427	486

Total earnings (deficit), adjusted	$(323)	$199	$(3,819)	$941	$(652)	$(881)	$(1,545)

Ratio of earnings to fixed charges(b)	—	2.62	—	3.15	—	—	—

(a)
The interest expense included in fixed charges above reflects only interest on third party indebtedness and excludes any interest expense accrued on uncertain tax positions, as permitted by Financial Accounting Standards Board Accounting Standards Codification™ Topic 740, Income Taxes.

(b)
Earnings were deficient by $323 million for the three months ended March 31, 2013, $3.819 billion for the year ended December 31, 2012, $652 million for the year ended December 31, 2010, $881 million for the year ended December 31, 2009, and $1.545 billion for the year ended December 31, 2008.

        The ratio of earnings to fixed charges for the three months ended March 31, 2013, is not necessarily indicative of the results that may be expected for the entire year. The data above include certain charges (credits) recorded in conjunction with goodwill and other intangible asset impairments, acquisitions, divestitures, restructuring and restructuring-related activities, and/or litigation. The ratios above should be read in conjunction with our consolidated financial statements, including the notes thereto, included in the 2012 Form 10-K and the Q1 2013 Form 10-Q, which are incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

        The following description summarizes the general terms and provisions of the debt securities that Boston Scientific may offer pursuant to this prospectus that are common to all series, unless otherwise noted or described in a specific prospectus supplement. The specific terms relating to any series of the debt securities that Boston Scientific may offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that Boston Scientific has provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and Boston Scientific. The debt securities will be issued pursuant to an indenture, dated as of May 29, 2013, between Boston Scientific and U.S. Bank National Association, as trustee, unless otherwise indicated in the applicable prospectus supplement. When Boston Scientific refers to the "indenture" in this prospectus, it is referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to certain limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against Boston Scientific if Boston Scientific defaults on its obligations under the indenture. Second, the trustee performs certain administrative duties for Boston Scientific with respect to the debt securities. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, which we refer to at the Trust Indenture Act.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that are included in the indenture. This summary is not complete and is subject to, and qualified in its entirety by, reference to the terms and provisions of the indenture. If this summary refers to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. Boston Scientific urges you to read the indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.

        In this section, "Boston Scientific" refers to Boston Scientific Corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

        The indenture provides for the issuance by Boston Scientific from time to time of debt securities in one or more series. The indenture sets forth the specific terms of any series of debt securities or provides that such terms shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to that series. The indenture does not limit the amount of debt securities or any other debt Boston Scientific may incur.

        The debt securities will be Boston Scientific's unsecured obligations. The indebtedness represented by (i) senior unsecured debt securities will rank on a parity with all of Boston Scientific's other unsecured and unsubordinated indebtedness and (ii) subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of Boston Scientific's senior indebtedness. Unsecured debt securities will be effectively junior to any existing or future secured debt, and all of Boston Scientific's debt securities will be effectively junior to any existing and future liabilities of Boston Scientific's subsidiaries. See "—Subordination."

        Boston Scientific conducts certain of its operations through subsidiaries and it expects that it will continue to do so. As a result, the right of Boston Scientific to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the debt securities to benefit as creditors of Boston Scientific from any distribution are subject to the prior claims of each subsidiaries' respective creditors.

        You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:

  (1)
  the form and title of the debt securities, and whether they are senior debt securities or subordinated debt securities;

  (2)
  the aggregate principal amount of that series of debt securities;

  (3)
  the date or dates on which the principal of the debt securities is payable;

  (4)
  the price or prices at which the debt securities are being offered or the method of determining those prices;

  (5)
  the rate or rates, if any, at which the debt securities will bear interest, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable, Boston Scientific's right, if any, to defer or extend an interest payment date and the regular record date, if any, for interest payable on any registered security on any interest payment date, or the method by which any of the foregoing will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

  (6)
  the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of, premium, if any, on and interest, if any, on the debt securities will be payable, where any registered securities of the series may be surrendered for registration of transfer, where the debt securities that are exchangeable may be surrendered for exchange, as applicable and, if different than the location specified in the indenture, the place or places where notices or demands to or upon Boston Scientific in respect of the debt securities and the indenture may be served;

  (7)
  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at Boston Scientific's option or the option of a Holder (as defined in the indenture), if Boston Scientific or a Holder is to have that option;

  (8)
  Boston Scientific's obligation or right, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a Holder, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  (9)
  if other than as expressed in the indenture, the denomination or denominations in which any registered securities or bearer securities of that series will be issuable;

  (10)
  if other than the trustee, the identity of each security registrar and/or paying agent;

  (11)
  if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof under the indenture, or the method by which that portion will be determined;

  (12)
  if other than United States dollars, the currency or currencies in which payment of principal of, or premium, if any, on or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;

  (13)
  whether payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which those payments will be determined;

  (14)
  whether the principal of, or premium, if any, on or interest, if any, on the debt securities are to be payable, at Boston Scientific's election or the election of a Holder thereof, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which (including the election date) and the terms and conditions upon which this election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of the indenture;

  (15)
  the designation of the initial Exchange Rate Agent (as defined in the indenture), if any, or any depositaries;

  (16)
  the applicability, if any, of the defeasance or covenant defeasance provisions, and any modifications to the related provisions of the indenture;

  (17)
  provisions, if any, granting special rights to Holders of debt securities upon the occurrence of specified events;

  (18)
  any changes to the events of default or covenants specified in the indenture with respect to the debt securities;

  (19)
  whether the debt securities are to be issuable as registered securities or bearer securities and the related terms and conditions;

  (20)
  the date as of which any bearer securities and any temporary global security will be dated if other than the date of original issuance of the first debt security of the series;

  (21)
  the person to whom any interest in any registered security of the series will be payable (if other than the person in whose name that debt security is registered at the close of business on the regular record date for that interest), the manner in which, or the person to whom, any interest on any bearer security will be payable (if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature) and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

  (22)
  if the debt securities are to be issuable in definitive form and any related conditions;

  (23)
  whether, under what circumstances and the currency or currencies in which Boston Scientific will pay Additional Amounts (as defined in the indenture) to any Holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether Boston Scientific will have the option to redeem those debt securities rather than pay the Additional Amounts;

  (24)
  the terms and conditions upon which the debt securities may be exchangeable;

  (25)
  whether the debt securities are subject to subordination and the terms of that subordination; and

  (26)
  any other terms, conditions, rights and preferences relating to the debt securities.

        With respect to debt securities of any series denominated in United States dollars, the registered securities of that series, other than registered securities issued in global form (which may be of any denomination), will be issuable in denominations of $2,000 and any integral multiple thereof, and the bearer securities of that series, other than bearer securities issued in global form (which may be of any denomination), will be issuable in a denomination of $5,000, unless otherwise provided in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities denominated in any currency other than United States dollars or a composite currency will specify the denominations thereof.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that is below market rates at the time of issuance. One or more series of debt securities may be floating rate debt securities which are exchangeable for fixed rate debt securities. Boston Scientific may describe certain federal income tax consequences and special considerations, if any, applicable to each series of debt securities in the prospectus supplement relating thereto.

        Unless otherwise indicated in the applicable prospectus supplement, interest, if any, on any registered security which is payable, and is punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name that security is registered at the close of business on the regular record date for such interest at Boston Scientific's office or agency maintained for such purpose as set forth in the indenture; provided, however, that Boston Scientific may, at its option, pay each installment of interest, if any, on any registered security by (i) mailing a check for that interest installment, payable to or upon the written order of the person entitled thereto as set forth in the indenture, to the address of that person as it appears on the Security Register (as defined in the indenture) or (ii) transferring an amount equal to that interest installment to an account located in the United States maintained by the payee.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  (1)
  default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in the payment of, the principal of, or premium, if any, on any debt security of that series when due at its maturity or upon acceleration;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the indenture;

  (4)
  default in the performance, or breach, of any covenant or agreement of Boston Scientific in the indenture which affects or is applicable to debt securities of such series (other than a default in the performance, or breach of a covenant or agreement that is specifically dealt with elsewhere in the indenture), and the continuation of that default or breach for a period of 60 days after the trustee has given Boston Scientific, or after Holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given Boston Scientific and the trustee, written notice thereof;

  (5)
  certain events relating to Boston Scientific's bankruptcy, insolvency or reorganization; and

  (6)
  any other event of default provided with respect to debt securities of that series.

        No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in the applicable prospectus supplement.

        The indenture provides that if an event of default specified in clauses (1), (2), (3), (4) or (6) above with respect to debt securities of any series occurs and is continuing, either the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series (or, in the case of original issue discount securities or indexed securities, the portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable immediately. If an event of default specified in clause (5) above occurs and is continuing, then the principal of all the debt securities (or, in the case of original issue discount securities or indexed securities, that portion of the principal amount thereof as may be specified in the terms thereof) will be due and payable immediately, without any declaration or other act on the part of the trustee or any Holder. In certain cases, Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of Holders of all those debt securities, rescind and annul a declaration of acceleration.

        The indenture provides that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture. The indenture provides that no Holder may institute any proceedings, judicial or otherwise, to enforce the indenture except in the case of failure of the trustee thereunder to act for 60 days after it has received a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (in the case of an event of default specified in clauses (1), (2), (3), (4) or (6) above) or a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of all of the debt securities then outstanding (in the case of an event of default specified in clause (5) above), and an offer of reasonable indemnity. This provision will not prevent any Holder from enforcing payment of principal thereof, and premium, if any, on and interest, if any, thereon at the respective due dates.

        Holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to debt securities of that series. The trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining in that proceeding.

        The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities, give to Holders of debt securities of that series notice of such default if that default has not been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, on or interest on, or in the payment of any sinking fund installment in respect of, any debt securities of that series, the trustee will be protected in withholding the notice if it determines in good faith that the withholding of the notice is in the interest of Holders of the debt securities of such series.

        Boston Scientific will be required to deliver an officers' certificate to the trustee annually as to its compliance with all conditions and covenants under the terms of the indenture.

Modification and Waiver

        Modifications of and amendments to the indenture may be made by Boston Scientific and the trustee with the consent of Holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding debt security affected thereby:

  (1)
  change the Stated Maturity (as defined in the indenture) of the principal of, or premium, if any, on or any installment of interest on any debt security of that series, or reduce the principal amount thereof, or premium, if any, on or the rate of interest, if any, thereon, or change any of Boston Scientific's obligations to pay Additional Amounts (except as contemplated or permitted by the indenture), or reduce the amount of principal of an Original Issue Discount Security (as defined in the indenture) of that series that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of repayment at the option of any Holder of any debt security of such series, or change any place of payment where, or the currency in which, any debt security of that series or premium, if any, on or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to exchange any debt security;

  (2)
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the indenture that affects such series or certain defaults applicable to that series thereunder and their consequences provided for in the indenture, or reduce the quorum or voting with respect to debt securities of that series; or

  (3)
  modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture that affect that series cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

        Boston Scientific may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indenture if Holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent so expressly waived, and, until the waiver becomes effective, Boston Scientific's obligations and the duties of the trustee to Holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.

        Holders of a majority in principal amount of the outstanding debt securities of each series (in the case of an event of default specified in clauses (1), (2), (3), (4) and (6) under "Events of Default" above) or the Holders of a majority in principal amount of all of the debt securities then outstanding (in the case of an event of default specified in clause (5) under "Events of Default" above) may, on behalf of all those Holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of, or premium, if any, on or interest, if any, on any such debt security and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding debt security affected.

Merger, Consolidation, or Sale of Assets

        Boston Scientific will not consolidate with or merge with or into any other person or transfer all or substantially all of its property and assets as an entirety to any person, unless:

  (1)
  either Boston Scientific will be the continuing person, or the person (if other than Boston Scientific) formed by the consolidation or into which Boston Scientific is merged or to which all or substantially all of its properties and assets are transferred is a person organized and existing under the laws of the United States or any State thereof or the District of Columbia that expressly assumes all of Boston Scientific's obligations under each series of debt securities and the indenture with respect to each such series;

  (2)
  immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing. Notwithstanding this limitation, any of Boston Scientific's Subsidiaries (as defined in the indenture) may consolidate with, merge with or into or transfer all or part of its properties and assets to Boston Scientific or any other Subsidiary or Subsidiaries; and

  (3)
  Boston Scientific has delivered to the trustee an officer's certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Limitation on Liens

        The indenture provides that with respect to each series of senior debt securities, unless otherwise set forth in the related prospectus supplement, Boston Scientific will not, and will not permit any of its Subsidiaries (as defined in the indenture) to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the indenture) upon any of Boston Scientific's property, assets or revenues, whether now owned or hereafter acquired, except for:

  (1)
  Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on Boston Scientific's or its Subsidiaries' books, as the case may be, in conformity with accounting principles generally accepted in the United States;

  (2)
  carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

  (3)
  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

  (4)
  deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (5)
  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Boston Scientific's business or any of its Subsidiaries;

  (6)
  Liens in existence on the date of the first issuance by Boston Scientific of senior debt securities issued pursuant to the indenture; provided that no such Lien is spread to cover any additional property after such date and that the amount of debt secured thereby is not increased;

  (7)
  Liens securing Boston Scientific's debt and that of its Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such debt and (C) the amount of debt secured thereby is not increased;

  (8)
  Liens on the property or assets of a corporation that becomes a Subsidiary after the date of the indenture; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of debt secured thereby is not increased;

  (9)
  Liens pursuant to any Receivables Transaction (as defined in the indenture) in an aggregate principal amount not exceeding 20% of Boston Scientific's Consolidated Tangible Assets (as defined in the indenture); and

  (10)
  Liens (not otherwise permitted hereunder) (A) which secure obligations not exceeding (as to Boston Scientific and its Subsidiaries) the greater of (1) $250.0 million or (2) 20% of Boston Scientific's Consolidated Tangible Assets (as defined in the indenture), in each case in aggregate amount at any time outstanding, or (B) with respect to which Boston Scientific effectively provides that the senior debt securities outstanding under the indenture are secured equally and ratably with (or, at its option, prior to) the debt secured by such Lien.

Defeasance

        If so specified in the prospectus supplement with respect to debt securities of any series, Boston Scientific at its option:

  (1)
  will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust); or

  (2)
  will not be subject to certain specified covenants with respect to the debt securities of that series as set forth in the related prospectus supplement,

in each case if Boston Scientific deposits with the trustee, in trust, money or Government Obligations (as defined in the indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities.

        To exercise any such option, Boston Scientific is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant (1) above, either a ruling to such effect received from or published by the United States Internal Revenue Service or an opinion that there has been a change in applicable federal income tax law to such effect. Boston Scientific is required to deliver to the trustee an officer's certificate stating that no event of default with respect to the debt securities of that series has occurred and is continuing.

Subordination

        Certain provisions of the indenture relating to the subordination of the subordinated debt securities are summarized below. The extent to which a particular series of subordinated debt securities is subordinated to other of Boston Scientific's indebtedness will be set forth in the prospectus supplement for that series and the indenture may be modified by a supplemental indenture to reflect those subordination provisions. The particular terms of subordination of an issue of subordinated debt securities may supersede the general provisions of the indenture summarized below.

        Upon any distribution to Boston Scientific's creditors in a liquidation, dissolution or reorganization, payment of the principal of, premium, if any, on and interest, if any, on the subordinated debt securities will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness, but Boston Scientific's obligation to make payment of the principal of and premium, if any, on and interest, if any, on the subordinated debt securities will not otherwise be affected. Except as provided in a prospectus supplement and the related authorizing resolution and/or supplemental indenture, if any, no payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior indebtedness exists that permits the holders of such senior indebtedness to accelerate its maturity and the default is the subject of judicial proceedings or Boston Scientific has received notice of such default. The authorizing resolution and/or supplemental indenture may also provide that subordinated debt securities issued thereunder are subordinated and junior in right of payment to the prior payment in full of future senior subordinated debt securities, if any. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, Holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to the extent that distributions otherwise payable to such Holders have been applied to the payment of senior indebtedness. By reason of such subordination, in the event of any distribution of assets upon Boston Scientific's insolvency, certain of Boston Scientific's general creditors may recover more, ratably, than holders of subordinated debt securities.

Global Securities

        If so specified in any prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York, or the Depositary. Global securities will be registered in the name of the Depositary or its nominee.

        The Depositary has advised Boston Scientific that it is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of that successor.

        The specific terms of the Depositary arrangement with respect to any debt securities of a series will be described in the relevant prospectus supplement. Boston Scientific anticipates that the following provisions will apply to all Depositary arrangements.

        Upon the issuance of a global security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by that global security to the participants' accounts. The accounts to be credited will be designated by the underwriters or agents with respect to the debt securities or by Boston Scientific if the debt securities are offered and sold directly by it.

        Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of a participant's interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for that global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold interests through participants. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the Depositary or its nominee is the registered owner of a global security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture.

        Principal, premium, if any, on and any interest payments on debt securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of a global security representing the debt securities. None of Boston Scientific, the trustee, any paying agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Boston Scientific expects that the Depositary, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for the debt securities as shown on the records of the Depositary. Boston Scientific also expects that payments by participants to owners of beneficial interests in a global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        A global security representing all but not part of an offering of debt securities will be exchangeable for debt securities in definitive form of like tenor and terms if:

  (1)
  the Depositary notifies Boston Scientific that it is unwilling or unable to continue as depositary for the global security or if at any time the Depositary is no longer eligible to be in good standing as a clearing agency registered under the Exchange Act, and Boston Scientific does not appoint a successor depositary within 90 days after it receives notice or becomes aware of the ineligibility; or

  (2)
  Boston Scientific at any time determines not to have all of the debt securities represented in an offering by a global security and notifies the trustee to this effect.

        Further, if Boston Scientific so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security may, on terms acceptable to Boston Scientific, receive debt securities in definitive form. In that instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by that global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form.

The Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become one of Boston Scientific's creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Boston Scientific or any Affiliate (as defined in the indenture); provided, however, that if the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

No Personal Liability of Officers, Directors, Employees or Stockholders

        None of Boston Scientific's directors, officers, employees or stockholders, as such, or any of its Affiliates will have any personal liability in respect of Boston Scientific's obligations under the indenture or the debt securities by reason of his, her or its status as such.

Applicable Law

        The indenture is, and any debt securities offered hereby will be, governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; (iv) directly by us to a limited number of purchasers or to a single purchaser; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any dealers and agents, in addition to any underwriter, participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

        Any initial offering price, dealer purchase price, discount or commission, and concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

        The maximum compensation to be received by any participating Financial Industry Regulatory Authority, or FINRA, member will not be greater than 8% for the sale of any securities being registered pursuant to SEC Rule 415 under this prospectus.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

        Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed to be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        The place and time of delivery for securities will be set forth in the prospectus supplement for such securities.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York. Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of Boston Scientific Corporation as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 appearing in Boston Scientific Corporation's Current Report on Form 8-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein and incorporated herein by reference, and the effectiveness of Boston Scientific Corporation's internal control over financial reporting as of December 31, 2012 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Boston Scientific Corporation's Current Report on Form 8-K and incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.